EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING INTERESTS IN SALIENT PRIVATE ACCESS INSTITUTIONAL FUND, L.P.
 TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED AUGUST 3, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON AUGUST 31, 2017
AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,
CENTRAL TIME, ON AUGUST 31, 2017, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM AND
CONTACT YOUR FINANCIAL INTERMEDIARY FOR SPECIFIC INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to Salient Private Access Institutional Fund, L.P., a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 3, 2017 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of September 30, 2017 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Tender Date: September 30, 2017

TENDER OFFER EXPIRATION DATE: 12 Midnight Central Time, August 31, 2017

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER FOR PROCESSING

PLEASE INFORM THE FINANCIAL INTERMEDIARY WHO SERVICES THIS HOLDING THAT YOU WISH TO SUBMIT A TENDER REQUEST AS THEY MAY HAVE SPECIFIC INSTRUCTIONS THAT NEED TO BE FOLLOWED. ALLOW FOR ADDITIONAL PROCESSING TIME BY YOUR FINANCIAL INTERMEDIARY IF NECESSARY AS THE FORM MUST ULTIMATELY BE RECEIVED BY THE FUND PRIOR TO THE EXPIRATION DATE. IF INSTRUCTED TO SEND DIRECTLY TO THE FUND, PLEASE FAX OR MAIL TO:

Regular Mail	Overnight Mail	Fax
SALIENT PRIVATE ACCESS FUND	SALIENT PRIVATE ACCESS FUND	(816) 860-3140
P.O. BOX 2175	Attn: Salient Operations	FOR ADDITIONAL INFORMATION:
Milwaukee, WI 53201	235 W. Galena Street	Phone: (800) 725-9456
Milwaukee, WI 53212

PART 1 – NAME (AS IT APPEARS ON YOUR SALIENT PRIVATE ACCESS FUND STATEMENT) AND CONTACT INFORMATION

Salient Private Access Fund Feeder Name:
Salient Private Access Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

[ ]
Please check here if you are an employee, officer or director of Salient Partners, L.P. or of one of their respective affiliated entities. (Pre-clearance Form from compliance must be turned in with this document.)

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below (dollar amount is required for partial repurchase).

If a repurchase offer is oversubscribed and not amended to increase the offer, the Fund will repurchase only a pro rata portion of the amount tendered by each Partner. In the event a pro rata repurchase occurs and a full repurchase is selected below, the pro rata portion investors receive will be based on each investors September 30, 2017 Capital Account Balance. In the event a pro rata repurchase occurs and a partial repurchase is selected below, the pro rata portion investors receive will be based on the partial repurchase amount requested. If however, the partial repurchase amount requested is greater than the investor’s September 30, 2017 Capital Account Balance, the pro rata portion investors receive will be based on the investor’s September 30, 2017 Capital Account Balance.

[ ] Full Repurchase

[ ] One Time Partial Repurchase             $_________________

TENDER OFFER FORM (PAGE 2)

SALIENT PRIVATE ACCESS FUND ACCOUNT #:________________________________ (Same as on page 1)

PART 3 – DELIVERY OF TENDER PROCEEDS

Below find available delivery methods of your tender proceeds based on the type of account held:

Account Type:	Delivered To:
IRA account	Custodian on Transfer Agent records
Non-IRA account held through Financial Intermediary	Financial Intermediary on Transfer Agent records
Non-IRA account NOT held by Financial Intermediary	Wire instructions provided below Note that a $20 wire fee will be assessed on the payment.

Bank Name:

ABA Routing Number:
(Please note: Routing number on personal check is typically NOT the appropriate wire ABA number. Please contact your bank to verify ABA number needed for a wire transfer)

For Credit to:
Name(s) on Bank Account

Bank Account Number:

For Further Credit to:
Name(s) on Investor Account

PART 4 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

For Fidelity/NFS investors only, custodian should provide Signature Guarantee here: ___________________________